Pilgrim’s Pride Reports Q2 Net Sales of $2.84 Billion, Operating Income of $280 Million and GAAP EPS of $0.68, a 58% increase over Q2 2018

GREELEY, Colo., July 31, 2019 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2019 financial results.

Second Quarter Highlights

•	Net Sales of $2.84 billion.

•	Net Income of $170.1 million.

•	Operating Income margins of 9.8% in U.S., 17.5% in Mexico and 4.5% in Europe operations, respectively.

•	Adjusted EBITDA of $349.3 million (or a 12.3% margin), and Adjusted EPS of $0.69.

•
U.S portfolio continues to deliver strong results in our differentiated segments, while more market features and promotional activity of chicken supported better demand in the commodity segment. We continue to evolve our well-balanced portfolio to further differentiate our products and brands, strengthen Key Customer relationships, and improve margin consistency.

•
Strong market recovery in Mexico as growing conditions of chicken reverted back to normal and less competing proteins, driving chicken demand and prices higher. Diversification into premium Pilgrim’s brand is gaining momentum and producing strong results while significant growth in Prepared Foods remains.

•
European operations mitigating the impact of recent input cost challenges. Along with continuous operational improvements, the implementation of our Key Customer strategy has enhanced the ability to reflect input cost changes through adjustments within our pricing models.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended	Thirteen Weeks Ended		Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	Y/Y Change	June 30, 2019	July 1, 2018	Y/Y Change
Net Sales	$2,843.1	$2,836.7	+0.2%	$5,567.8	$5,583.4	-0.3%
GAAP EPS	$0.68	$0.43	+58.1%	$1.02	$0.91	+12.1%
Operating Income	$279.6	$185.1	+51.1%	$416.6	$386.7	+7.7%
Adjusted EBITDA (1)	$349.3	$259.3	+34.7%	$553.8	$531.1	+4.3%
Adjusted EBITDA Margin (1)	12.3%	9.2%	+3.1pts	10.0%	9.5%	+0.5pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“After a very challenging market in Q2 of last year, we experienced a much better environment in the U.S. during Q2 2019, particularly in commodity large bird deboning, while feature activities at retailers and QSRs returned to seasonal levels. Large-bird cutout tracked much closer to the five-year average, driven by strengths in wings, leg quarters, and tenders. We remain committed to our Key Customer strategy, which is relevant to our growth. Revenues from Key Customers have more than doubled over the last eight years, reducing our relative dependency on pure commodity sales and reducing volatility. Opportunities for additional growth remain available. We will continue to invest to further differentiate our portfolio, and increase our capacities and capabilities to meet customer expectations. We expect value added, differentiated products to account for a significantly larger portion of our total results over the next few years as we continue to reduce the volatility of our commodity sales mix,” stated Jayson Penn, Chief Executive Officer of Pilgrim's.

“Conditions in Mexico significantly rebounded from a counter-seasonally weak Q1. A return to much more normal growing conditions together with strong demand drove a very positive price reaction throughout the quarter. The availability of imported pork from the U.S. has also significantly diminished, and presented much less competition to demand for chicken. Our Prepared Foods have continued to grow at a double digit rate and are generating great results under both premium Pilgrim’s and Del Dia brands to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products and margin expansion.”

“Our European operations have started to overcome recent input cost challenges and generated improving results throughout Q2. While pressure from wheat prices has been reduced, increased implementation of our Key Customer strategy also enabled us to better reflect input cost increases by adjusting our pricing models compared to before. Along with additional improvements in operational efficiencies, we exited Q2 with a stronger EBIT performance than when we began, and we expect this momentum to continue into the second half of the year.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, August 1, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc190801.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through November 1, 2019.

About Pilgrim’s Pride

Pilgrim’s employs approximately 52,600 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 30, 2018
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$538,227	$338,386
Restricted cash and cash equivalents	33,379	23,192
Trade accounts and other receivables, less allowance for doubtful accounts	582,296	561,549
Accounts receivable from related parties	957	1,331
Inventories	1,186,655	1,159,519
Income taxes receivable	22,273	38,479
Prepaid expenses and other current assets	113,409	112,023
Assets held for sale	146	178
Total current assets	2,477,342	2,234,657
Deferred tax assets	4,321	4,248
Other long-lived assets	15,289	16,717
Identified intangible assets, net	552,922	564,128
Goodwill	949,869	949,750
Operating lease assets, net	317,963	—
Property, plant and equipment, net	2,210,212	2,161,702
Total assets	$6,527,918	$5,931,202

Accounts payable	$816,126	$830,059
Accounts payable to related parties	5,938	7,269
Revenue contract liability	23,016	33,328
Accrued expenses and other current liabilities	508,337	386,941
Income taxes payable	8,930	8,221
Current maturities of long-term debt	30,282	30,405
Total current liabilities	1,392,629	1,296,223
Noncurrent operating lease liability, less current maturities	243,661	—
Long-term debt, less current maturities	2,283,847	2,295,190
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	235,487	237,422
Other long-term liabilities	91,299	75,051
Total liabilities	4,254,654	3,911,617
Common stock	2,609	2,604
Treasury stock	(234,892)	(231,994)
Additional paid-in capital	1,950,348	1,945,136
Retained earnings	675,967	421,888
Accumulated other comprehensive loss	(130,679)	(127,834)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,263,353	2,009,800
Noncontrolling interest	9,911	9,785
Total stockholders’ equity	2,273,264	2,019,585
Total liabilities and stockholders’ equity	$6,527,918	$5,931,202

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands, except per share data)
Net sales	$2,843,085	$2,836,713	$5,567,760	$5,583,391
Cost of sales	2,475,221	2,562,491	4,980,957	5,021,504
Gross profit	367,864	274,222	586,803	561,887
Selling, general and administrative expense	88,357	87,975	170,281	173,258
Administrative restructuring activities	(43)	1,135	(70)	1,924
Operating income	279,550	185,112	416,592	386,705
Interest expense, net of capitalized interest	33,594	40,267	67,156	90,567
Interest income	(3,444)	(4,834)	(6,784)	(6,424)
Foreign currency transaction loss	2,260	5,630	4,896	3,909
Miscellaneous, net	1,513	(817)	1,156	(2,434)
Income before income taxes	245,627	144,866	350,168	301,087
Income tax expense	75,547	38,522	95,963	75,519
Net income	170,080	106,344	254,205	225,568
Less: Net income (loss) attributable to noncontrolling interests	12	(197)	126	(391)
Net income attributable to Pilgrim’s Pride Corporation	$170,068	$106,541	$254,079	$225,959

Weighted average shares of common stock outstanding:
Basic	249,400	248,981	249,283	248,909
Effect of dilutive common stock equivalents	236	76	320	116
Diluted	249,636	249,057	249,603	249,025

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.68	$0.43	$1.02	$0.91
Diluted	$0.68	$0.43	$1.02	$0.91

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$254,205	$225,568
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	138,530	136,087
Share-based compensation	5,217	5,633
Deferred income tax expense (benefit)	(3,354)	(11,927)
Loan cost amortization	2,401	3,392
Accretion of discount related to Senior Notes	491	321
Amortization of premium related to Senior Notes	(334)	(334)
Loss on property disposals	230	239
Foreign currency transaction loss related to borrowing arrangements	37	4,221
Gain on equity-method investments	(32)	(32)
Noncash loss on early extinguishment of debt	—	4,918
Asset impairment	—	573
Changes in operating assets and liabilities:
Trade accounts and other receivables	(20,385)	(31,913)
Inventories	(27,212)	60,303
Prepaid expenses and other current assets	(1,339)	(31,099)
Accounts payable, accrued expenses and other current liabilities	20,664	103,991
Income taxes	34,013	(161,571)
Long-term pension and other postretirement obligations	(1,121)	(5,323)
Other operating assets and liabilities	1,353	942
Cash provided by operating activities	403,364	303,989
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(177,609)	(155,188)
Proceeds from property disposals	1,740	1,205
Cash used in investing activities	(175,869)	(153,983)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(113,079)	(673,452)
Proceeds from revolving line of credit and long-term borrowings	99,636	604,062
Purchase of common stock under share repurchase program	(2,898)	—
Payment of capitalized loan costs	(596)	(5,708)
Proceeds (payment) from equity contribution (distribution) under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	(525)	5,558
Cash used in financing activities	(17,462)	(69,540)
Effect of exchange rate changes on cash and cash equivalents	(5)	4,030
Increase in cash, cash equivalents and restricted cash	210,028	84,496
Cash, cash equivalents and restricted cash, beginning of period	361,578	589,531
Cash, cash equivalents and restricted cash, end of period	$571,606	$674,027

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands)
Net income	$170,080	$106,344	$254,205	$225,568
Add:
Interest expense, net	33,594	35,433	67,156	84,143
Income tax expense	75,547	38,522	95,963	75,519
Depreciation and amortization	71,348	68,643	138,530	136,087
EBITDA	347,125	248,942	549,070	521,317
Add:
Foreign currency transaction losses	2,260	5,630	4,896	3,909
Acquisition charges	—	125	—	304
Derivative loss	—	—	—	—
Restructuring activity	(43)	1,135	(70)	1,924
Other nonrecurring losses and expenses	—	3,298	—	3,298
Minus:
Net income (loss) attributable to noncontrolling interest	12	(197)	126	(391)
Adjusted EBITDA	$349,330	$259,327	$553,770	$531,143

The summary unaudited consolidated income statement data for the twelve months ended June 30, 2019 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended July 1, 2018 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 30, 2018 and (2) the applicable audited consolidated income statement data for the six months ended June 30, 2019.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	September 30, 2018	December 30, 2018	March 31, 2019	June 30, 2019	June 30, 2019
	(In thousands)
Net income	$29,463	$(8,227)	$84,125	$170,080	$275,441
Add:
Interest expense, net	31,093	33,765	30,222	30,150	125,230
Income tax expense	30,848	(20,944)	20,416	75,547	105,867
Depreciation and amortization	71,027	66,975	67,182	71,348	276,532
EBITDA	162,431	71,569	201,945	347,125	783,070
Add:
Foreign currency transaction losses (gains)	(6,711)	19,962	2,636	2,260	18,147
Acquisition charges	16	—	—	—	16
Restructuring activities	257	2,584	(27)	(43)	2,771
Other nonrecurring losses and expenses	164	16,023	—	—	16,187
Minus:
Net income (loss) attributable to noncontrolling interest	153	(903)	114	12	(624)
Adjusted EBITDA	$156,004	$111,041	$204,440	$349,330	$820,815

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands)
Net income	$170,080	$106,344	$254,205	$225,568	5.98%	3.75%	4.57%	4.04%
Add:
Interest expense, net	30,150	35,433	60,372	84,143	1.06%	1.25%	1.08%	1.51%
Income tax expense	75,547	38,522	95,963	75,519	2.66%	1.36%	1.72%	1.35%
Depreciation and amortization	71,348	68,643	138,530	136,087	2.51%	2.42%	2.49%	2.44%
EBITDA	347,125	248,942	549,070	521,317	12.21%	8.79%	9.86%	9.34%
Add:
Foreign currency transaction losses	2,260	5,630	4,896	3,909	0.08%	0.20%	0.09%	0.07%
Acquisition charges	—	125	—	304	—%	—%	—%	0.01%
Restructuring activity	(43)	1,135	(70)	1,924	—%	0.04%	—%	0.03%
Other nonrecurring losses and expenses	—	3,298	—	3,298	—%	0.12%	—%	0.06%
Minus:
Net income (loss) attributable to noncontrolling interest	12	(197)	126	(391)	—%	(0.01)%	—%	(0.01)%
Adjusted EBITDA	$349,330	$259,327	$553,770	$531,143	12.29%	9.15%	9.95%	9.51%

Net sales	$2,843,085	$2,836,713	$5,567,760	$5,583,391	$2,843,085	$2,836,713	$5,567,760	$5,583,391

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$170,068	$106,541	$254,079	$225,959
Adjustments, net of tax:
Loss on early extinguishment of debt	—	1,513	—	8,823
Acquisition charges and restructuring activities	(33)	954	(53)	1,686
Foreign currency transaction losses	1,710	4,260	3,704	2,957
Income before loss on early extinguishment of debt, acquisition charges and restructuring activities, and foreign currency transaction losses	$171,745	$113,268	$257,730	$239,425
Weighted average diluted shares of common stock outstanding	249,636	249,057	249,603	249,025
Income before loss on early extinguishment of debt, acquisition and restructuring activities and foreign currency transaction losses per common diluted share	$0.69	$0.45	$1.03	$0.96

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands, except per share data)
GAAP EPS	$0.68	$0.43	$1.02	$0.91
Adjustments, net of tax:
Loss on early extinguishment of debt	—	0.01	—	0.04
Foreign currency transaction losses	0.01	0.01	0.01	0.01
Adjusted EPS	$0.69	$0.45	$1.03	$0.96

Weighted average diluted shares of common stock outstanding	249,636	249,057	249,603	249,025

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
	(In thousands)
Sources of net sales by country of origin:
US	$1,916,954	$1,899,435	$3,800,544	$3,740,540
Europe	535,902	563,102	1,050,865	1,107,402
Mexico	390,229	374,176	716,351	735,449
Total net sales	$2,843,085	$2,836,713	$5,567,760	$5,583,391

Sources of cost of sales by country of origin:
US	$1,670,384	$1,745,511	$3,383,803	$3,404,245
Europe	492,386	513,991	977,764	1,015,559
Mexico	312,475	302,973	619,438	601,708
Intersegment transactions, net	(24)	16	(48)	(8)
Total cost of sales	$2,475,221	$2,562,491	$4,980,957	$5,021,504

Sources of gross profit by country of origin:
US	$246,570	$153,924	$416,741	$336,295
Europe	43,516	49,111	73,101	91,843
Mexico	77,754	71,203	96,913	133,741
Intersegment transactions, net	24	(16)	48	8
Total gross profit	$367,864	$274,222	$586,803	$561,887

Sources of operating income by country of origin:
US	$186,960	$99,469	$301,800	$226,755
Europe	24,194	23,662	36,908	45,075
Mexico	68,372	61,997	77,836	114,867
Intersegment transactions, net	24	(16)	48	8
Total operating income	$279,550	$185,112	$416,592	$386,705